Exhibit 10.57

AMENDMENT NO. 3

to the

INTERCONNECTION AGREEMENT

between

VERIZON NEW JERSEY INC.

and

SPRINT COMMUNICATIONS COMPANY L.P.

          This Amendment No. 3 (this “Amendment”) is made this 5th day of March, 2001 by and between Verizon New Jersey Inc., f.k.a., Bell Atlantic – New Jersey, Inc. a New Jersey corporation (“VERIZON”), and Sprint Communications Company L.P., a Delaware limited partnership (“SPRINT”). (VERIZON and SPRINT may be hereinafter referred to, each individually, as a “Party,” and, collectively, as the “Parties”).

WITNESSETH:

          WHEREAS, VERIZON and SPRINT are Parties to an Interconnection Agreement under Sections 251 and 252 of the Communications Act of 1934 dated May 15, 1998 (the “Interconnection Agreement”); and

          WHEREAS, VERIZON and SPRINT wish to exchange certain traffic over two-way trunk groups;

          NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the Parties agree to amend the Interconnection Agreement as follows:

          1. Amendment to Interconnection Agreement. Effective as of the date first set forth above, the Interconnection Agreement is amended hereby as follows:

a) Two-Way Traffic Exchange Trunks. Notwithstanding anything set forth in the Interconnection Agreement, the Parties shall configure separate One-Way Traffic Exchange Trunks (trunks with traffic going in one direction, including one-way trunks and uni-directional two-way trunks) for the delivery of traffic from SPRINT to VERIZON, and for the delivery of traffic from VERIZON to SPRINT, respectively; provided, however, that in lieu thereof, upon agreement of the Parties to use Two-Way Traffic Exchange Trunks (trunks with traffic going in both directions) for the exchange of traffic between the networks of VERIZON and SPRINT, VERIZON shall provide such Two-Way Traffic Exchange Trunks pursuant, and subject, to the

p. 1

rates, terms and conditions set forth below:

                              (1) The applicable rates, terms and conditions, in VERIZON’s Tariffs, including, but not limited to, NJ B.P.U No. 2 as amended from time-to-time, are made a part of this Amendment.

                              (2) The rates for Two-Way Traffic Exchange Trunks and related services, facilities and arrangements, including, but not limited to, the facilities on which the Two-Way Traffic Exchange Trunks ride, shall be as provided in the Interconnection Agreement, as such Interconnection Agreement is amended from time-to-time, including, but not limited to, by this Amendment.

                              (3) Where the Parties have agreed to use Two-Way Traffic Exchange Trunks, prior to ordering any Two-Way Traffic Exchange Trunks from VERIZON, SPRINT shall meet with VERIZON to conduct a joint planning meeting (“Joint Planning Meeting”). At that Joint Planning Meeting, each Party shall provide to the other Party originating Hundred Call Second information, and the Parties shall mutually agree on the appropriate initial number of Two-Way End Office and Tandem Traffic Exchange Trunks and the interface specifications at the Point of Interconnection (“POI”). Where the Parties have agreed to convert existing One-Way Traffic Exchange Trunks to Two-Way Traffic Exchange Trunks, at the Joint Planning Meeting, the Parties shall also mutually agree on the conversion process and project intervals for conversion of such One-Way Traffic Exchange Trunks to Two-Way Traffic Exchange Trunks.

                              (4) Two-Way Traffic Exchange Trunks shall be from a VERIZON End Office or Tandem to a mutually agreed upon POI.

                              (5) SPRINT shall provide a two (2) year traffic forecast (“Initial Forecast”) to VERIZON of the number of End Office and Tandem Two-Way Traffic Exchange Trunks that SPRINT anticipates VERIZON will need to provide during the ensuing two (2) year period. SPRINT’s Initial Forecast shall provide the number of trunks for delivery of traffic to and from VERIZON over each Two-Way Traffic Exchange Trunk group over the next eight (8) quarters. If SPRINT has not provided such Initial Forecast to VERIZON in February 2001, SPRINT agrees to provide such Initial Forecast to VERIZON within forty-five (45) days of executing this Amendment. Thereafter, the Initial Forecast shall be updated, and forecasts shall be provided to VERIZON on an as-needed basis but no less frequently than semiannually in accordance with VERIZON’s forecasting cycle. All forecasts shall comply with the VERIZON CLEC Interconnection Trunking Forecast Guide and shall include, at a minimum, Access Carrier Terminal Location (“ACTL”), traffic type (Local Traffic/Toll Traffic/Internet Traffic), code (identifies trunk group), A location/Z location (CLLI codes for SPRINT-IPs and VERIZON-IPs), interface type (e.g., DS3), and trunks in service each year (cumulative).

                                       In addition, the Parties will hold joint planning sessions, as needed, to address trunk engineering, utilization, and forecasting issues. At these meetings, subject to Section 11 (“Confidential Information”) of the Interconnection Agreement, the Parties will each share their historical trunk group usage data (and other applicable trunk group utilization data) for trunk groups dedicated to traffic between the Parties. The Parties agree to work together

p. 2

cooperatively in: the establishment of new trunk groups; assessing utilization of, and sizing additions to, existing trunk groups; and, reducing trunk quantities for underutilized trunk groups.

                              (6) Two-Way Traffic Exchange Trunks shall have SS7 Common Channel Signaling. The Parties agree to utilize B8ZS and Extended Super Frame (ESF) DS1 facilities, where available.

                              (7) With respect to End Office Two-Way Traffic Exchange Trunks, both Parties shall use an economic Hundred Call Second equal to five (5).

                              (8) Two-Way Traffic Exchange Trunk groups that connect to a VERIZON access Tandem shall be engineered using a design blocking objective of Neal-Wilkenson B.005 during the average time consistent busy hour. Two-Way Traffic Exchange Trunk groups that connect to a VERIZON local Tandem shall be engineered using a design blocking objective of Neal Wilkenson B.01 during the average time consistent busy hour. VERIZON and SPRINT shall engineer Two-Way Traffic Exchange Trunks using BOC Notes on the LEC Networks SR-TSV-002275.

                              (9) The performance standard for final Two-Way Traffic Exchange Trunks shall be that no such Traffic Exchange Trunk group will exceed its design blocking objective (B.005 or B.01, as applicable) for three (3) consecutive calendar traffic study months.

                              (10) SPRINT shall determine and order the number of Two-Way Traffic Exchange Trunks that are required to meet the applicable design blocking objective for all traffic carried on each Two-Way Traffic Exchange Trunk group. SPRINT shall order Two-Way Traffic Exchange Trunks by submitting ASRs to VERIZON setting forth the number of Two-Way Traffic Exchange Trunks to be installed and the requested installation dates within VERIZON’s effective standard intervals or negotiated intervals, as appropriate. SPRINT shall complete ASRs in accordance with Ordering and Billing Forum Guidelines as in effect from time to time.

                              (11) VERIZON may monitor Two-Way Traffic Exchange Groups using service results for the applicable design blocking objective. If VERIZON observes blocking in excess of the applicable design objective on any final Two-Way Traffic Exchange Trunk group and SPRINT has not notified VERIZON that it has corrected such blocking, VERIZON may submit to SPRINT a Trunk Group Service Request directing SPRINT to remedy the blocking. Upon receipt of a Trunk Group Service Request, SPRINT will complete an ASR to augment the Two-Way Traffic Exchange Group with excessive blocking and submit the ASR to VERIZON within five (5) business days.

                              (12) In the event the traffic volume between a VERIZON End Office and the SPRINT POI, which is carried by a Final Tandem Traffic Exchange Trunk group, exceeds the Hundred Call Second busy hour equivalent of one (1) DS-1 at any time or 200,000 combined minutes of use for a single month, except as otherwise agreed by the Parties, SPRINT shall promptly submit an ASR to VERIZON to establish new End Office Two-Way Traffic Exchange Trunks between that VERIZON End Office and the SPRINT POI.

p. 3

                              (13) The Parties will review all Tandem Two-Way Traffic Exchange Trunk groups that reach a utilization level of seventy (70%) percent or greater to determine whether those groups should be augmented. SPRINT will promptly augment all Tandem Two-Way Traffic Exchange Trunk groups that reach a utilization level of eighty percent (80%) by submitting ASRs for additional trunks sufficient to attain a utilization level of approximately seventy percent (70%), unless the Parties agree that additional trunking is not required. For each Tandem Two-Way Traffic Exchange Trunk group with a utilization level of less than sixty percent (60%), except as otherwise agreed by the Parties, SPRINT will promptly submit ASRs to disconnect a sufficient number of Traffic Exchange Trunks to attain a utilization level of approximately sixty percent (60%) for each respective group. In the event SPRINT fails to submit an ASR for Two-Way Traffic Exchange Trunks in conformance with this section, VERIZON may bill SPRINT for the excess Traffic Exchange Trunks at the applicable VERIZON rates.

                              (14) Because VERIZON will not be in control of the timing and sizing of the Two-Way Traffic Exchange Trunks between its network and SPRINT’s network, except for unexcused missed installation appointments, VERIZON’s performance in connection with these Two-Way Traffic Exchange Trunk groups shall not be subject to any performance measurements and remedies under this Agreement, and, except as otherwise required by Applicable Law, under any FCC or Commission approved carrier-to-carrier performance assurance guidelines or plan.

                              (15) Upon three (3) months prior written notice and with the mutual agreement of the Parties, either Party may withdraw its traffic from a Two-Way Traffic Exchange Trunk group and install One-Way Traffic Exchange Trunks to the other Party’s POI.

                              (16) Both parties shall use a DS-3 facilities interface at the POI for Two-Way Traffic Exchange Trunks. Upon mutual agreement, the Parties may use other types of interfaces (such as, where available, STS-1 or OC-n) at the POI. When Two-Way Traffic Exchange Trunks are provisioned using a DS-3 interface facility, SPRINT shall order the multiplexed DS-3 facilities to the VERIZON Central Office that is designated in the NECA 4 Tariff as an Intermediate Hub location, unless otherwise agreed to in writing by VERIZON. The specific NECA 4 Intermediate Hub location to be used for Two-Way Traffic Exchange Trunks shall be in the appropriate Tandem subtending area based on the LERG. In the event the appropriate DS-3 Intermediate Hub is not used, then SPRINT shall pay 100% of the facility charges for the Two-Way Traffic Exchange Trunks.

                              (17) Notwithstanding any other provision of the Interconnection Agreement or this Amendment, Two-Way Traffic Exchange Trunks shall only carry Local Traffic, IntraLATA Toll Traffic and Internet Traffic.

                              (18) Except as set forth in the next sentence or otherwise agreed in writing by the Parties, the total number of Tandem Two-Way Traffic Exchange Trunks between SPRINT’s network and a VERIZON Tandem will be limited to a maximum of 240 trunks. The total number of Two-Way Traffic Exchange Trunks between SPRINT’s network and a VERIZON Tandem listed in Attachment A of this Amendment shall be limited to a maximum of 672 trunks, unless otherwise mutually agreed to in writing by the parties. In the event that the

p. 4

volume of traffic between SPRINT’s network and a VERIZON Tandem exceeds, or reasonably can be anticipated to exceed, the capacity of the maximum permitted number of Tandem Two-Way Traffic Exchange Trunks, SPRINT shall promptly submit an ASR to VERIZON to establish new or additional End Office Trunks to insure that the volume of traffic between SPRINT’s network and the VERIZON Tandem does not exceed the capacity of the maximum permitted number of Tandem Two-Way Traffic Exchange Trunks.

                              (19) SPRINT will route its traffic to VERIZON over End Office and Tandem Two-Way Traffic Exchange Trunks in accordance with SR-TAP191, including but not limited to those standards requiring that a call from SPRINT to a VERIZON End Office will first be routed to the End Office Traffic Exchange Trunk group between SPRINT and the VERIZON End Office.

                              (20) The Parties will work cooperatively to calculate a Proportionate Percentage of Use (“PPU”) factor for each facility on which the Two-Way Traffic Exchange Trunks ride, based on the total number of minutes of traffic that each Party sends over the Two-Way Traffic Exchange Trunks riding on that facility. SPRINT will pay a percentage of VERIZON’s monthly recurring charges for each facility on which the Two-Way Traffic Exchange Trunks ride equal to SPRINT’s percentage of use of that facility as shown by the PPU. The PPU shall not be applied to calculate the charges for any portion of a facility that is on SPRINT’s side of the SPRINT-IP, which charges shall be solely the financial responsibility of SPRINT. During the first full calendar quarter (and any partial calendar quarter preceding such first full calendar quarter) after the first Two-Way Traffic Exchange Trunk is established on a facility, the PPU for that facility will be fifty percent (50%) for each Party. For each calendar quarter thereafter, the Parties shall recalculate the PPU using actual traffic usage data for the preceding calendar quarter.

                              Non-recurring charges for each facility on which the Two-Way Traffic Exchange Trunks ride shall be apportioned as follows: (a) for the portion of the facility on VERIZON’s side of the SPRINT-IP, SPRINT shall pay 50% of VERIZON’s non-recurring charges; and, (b) for the portion of the facility on SPRINT’s side of the SPRINT-IP, SPRINT shall be solely responsible for the non-recurring charges.

                              Nothing in this Amendment changes a Party’s obligations under the Interconnection Agreement to provide for the transport and termination of traffic on its side of its Interconnection Point.

                              If SPRINT is required to establish geographically relevant interconnection points in accordance with Applicable Law or the Interconnection Agreement and SPRINT fails to establish such geographically relevant interconnection points, SPRINT will be responsible for one hundred percent (100%) of all recurring and non-recurring charges for Two-Way Traffic Exchange Trunks and related services, facilities and arrangements (including, but not limited to, one hundred percent {100%} of all recurring and non-recurring charges for the facilities on which the Two-Way Traffic Exchange Trunks ride), that arise between the time when SPRINT is first required to establish geographically relevant interconnection points and the time when SPRINT actually establishes such geographically relevant interconnection points. Except to the

p. 5

extent that SPRINT is required to establish geographically relevant interconnection points by Applicable Law or the Interconnection Agreement, the preceding sentence shall not be deemed to require SPRINT to establish geographically relevant interconnection points.

                              (21) If SPRINT materially breaches a material term of this Section 1(a), and has not remedied such breach within thirty (30) days of written notice thereof, VERIZON may cease provisioning Two-Way Traffic Exchange Trunks under this Amendment.

          2. Conflict Between this Amendment and the Interconnection Agreement. This Amendment shall be deemed to revise the terms and provisions of the Interconnection Agreement to the extent necessary to give effect to the terms and provisions of this Amendment. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Interconnection Agreement, this Amendment shall govern, provided, however, that the fact that a term or provision appears in this Amendment but not in the Interconnection Agreement, or in the Interconnection Agreement but not in this Amendment, shall not be interpreted as, or deemed grounds for finding, a conflict for purposes of this Section 2.

          3. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

          4. Captions. The Parties acknowledge that the captions in this Amendment have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

          5. Scope of Amendment. This Amendment shall amend, modify and revise the Interconnection Agreement only to the extent set forth expressly in Section 1 of this Amendment, and, except to the extent set forth in Section 1 of this Amendment, the terms and provisions of the Interconnection Agreement shall remain in full force and effect after the date first set forth above.

p. 6

          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized representatives as of the date first set forth above.

SPRINT COMMUNICATIONS COMPANY L.P.	VERIZON –NEW JERSEY INC.

By:	By:	/s/ Jeffrey A. Masoner

Printed:	Printed:	Jeffrey A. Masoner

Title:	Title:	Vice-President – Interconnection Services Policy & Planning

p. 7